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                                                                    EXHIBIT 10w



                              CONTINUITY AGREEMENT

                        This Agreement (the "Agreement") is dated as of December 27, 1999 by and between HUBBELL INCORPORATED, a Connecticut corporation (the "Company"), and GLENN M. GRUNEWALD (the "Executive").

                        WHEREAS, the Company's Board of Directors considers the continued services of key executives of the Company to be in the best interests of the Company and its stockholders; and

                        WHEREAS, the Company's Board of Directors desires to assure, and has determined that it is appropriate and in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of key executives of the Company to their duties of employment without personal distraction or conflict of interest in circumstances which could arise from the occurrence of a change in control of the Company; and

                        WHEREAS, the Company's Board of Directors has authorized the Company to enter into continuity agreements with those key executives of the Company and any of its respective subsidiaries (all of such entities, with the Company hereinafter referred to as an "Employer"), such agreements to set forth the severance compensation which the Company agrees under certain circumstances to pay such executives; and

                        WHEREAS, the Executive is a key executive of an Employer and has been designated by the Board as an executive to be offered such a continuity compensation agreement with the Company.

                        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

                        1. Term. This Agreement shall become effective on the date hereof and remain in effect until the second anniversary thereof; provided, however, that, thereafter, this Agreement shall automatically renew on each successive anniversary, unless an Employer provides the Executive, in writing, at least 180 days prior to the renewal date, notice that this Agreement shall not be renewed. Notwithstanding the foregoing, in the event that a Change in Control occurs at any time prior to the termination of this Agreement in accordance with the preceding sentence, this Agreement shall not terminate until the second anniversary of the Change in Control (or, if later, until the second anniversary of the consummation of the transaction(s) contemplated in the Change in Control).

                        2. Change in Control.

                        (a) No compensation or other benefit pursuant to Section 4 hereof shall be payable under this Agreement unless and until either (i) a Change in Control of the Company (as hereinafter defined) shall have occurred while the Executive is an employee of an Employer and the Executive's employment by an Employer thereafter shall have terminated in accordance with
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                                                                               2


Section 3 hereof or (ii) the Executive's employment by the Company shall have terminated in accordance with Section 3(a)(ii) hereof prior to the occurrence of the Change in Control.

                        (b)         For purposes of this Agreement:

                        (i) "Change in Control" shall mean any one of the following:

                        (A) Continuing Directors no longer constitute at least 2/3 of the Directors;

                        (B) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934), together with its affiliates, becomes the beneficial owner, directly or indirectly, of twenty (20%) percent or more of the voting power of the then outstanding securities of the Company entitled to vote for the election of the Company's directors; provided that this Section 2 shall not apply with respect to any holding of securities by
                                    (I) the trust under a Trust Indenture dated
                                    September 2, 1957 made by Louie E. Roche,
                                    (II) the trust under a Trust Indenture dated
                                    August 23, 1957 made by Harvey Hubbell, and
                                    (III) any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by the Company or any affiliate of the Company;

                        (C) the approval by the Company's stockholders of the merger or consolidation of the Company with any other corporation, the sale of substantially all of the assets of the Company or the liquidation or dissolution of the Company, unless, in the case of a merger or consolidation, the incumbent Directors in office immediately prior to such merger or consolidation will constitute at least 2/3 of the Directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of such corporation; or

                        (D) at least 2/3 of the incumbent Directors in office immediately prior to any other action proposed to be taken by the Company's stockholders determine that such proposed action, if taken, would constitute a change of control of the Company and such action is taken.

                        (ii) "Continuing Director" shall mean any individual who is a member of the Company's Board of Directors on December 9, 1986 or was designated (before such person's initial election as a Director) as a Continuing Director by 2/3 of the then Continuing Directors.

                        (iii)       "Director" shall mean any individual who is
                                    a member of the Company's Board of Directors
                                    on the date the action in question was
                                    taken.
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                                                                               3



                        (iv) "Change in Control Transaction" shall mean a Change in Control or, if later, the consummation of the transaction contemplated by the Change in Control.

                        3.          Termination of Employment; Definitions.

                        (a) Termination without Cause by the Company or for Good
            Reason by the Executive. (i) The Executive shall be entitled to the compensation provided for in Section 4 hereof, if within two years after a Change in Control Transaction, the Executive's employment shall be terminated (A) by an Employer for any reason other than (I) the Executive's Disability or Retirement, (II) the Executive's death or (III) for Cause, or (B) by the Executive with Good Reason (as such terms are defined herein).

                        (ii) In addition, the Executive shall be entitled to the
            compensation provided for in Section 4 hereof if, (A) in the event that an agreement is signed which, if consummated, would result in a Change of Control and the Executive is terminated without Cause by the Company or terminates employment with Good Reason prior to the Change in Control, (B) such termination is at the direction of the acquiror or merger partner or otherwise in connection with the anticipated Change in Control, and (C) such Change in Control actually occurs.

                        (b) Disability. For purposes of this Agreement, "Disability" shall mean the Executive's absence from the full-time performance of the Executive's duties (as such duties existed immediately prior to such absence) for 180 consecutive business days, when the Executive is disabled as a result of incapacity due to physical or mental illness.

                        (c) Retirement. For purposes of this Agreement, "Retirement" shall mean the Executive's voluntary termination of employment pursuant to late, normal or early retirement under a pension plan sponsored by an Employer, as defined in such plan, but only if such retirement occurs prior to a termination by an Employer without Cause or by the Executive for Good Reason.

                        (d) Cause. For purposes of this Agreement, "Cause" shall mean:

                        (i) the willful and continued failure of the Executive to perform substantially all of his or her duties with an Employer (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to such Executive by the Board of Directors (the "Board") of the Company which specifically identifies the manner in which the Board believes that the Executive has not substantially performed his or her duties,

                        (ii) the willful engaging by the Executive in gross misconduct which is materially and demonstrably injurious to the Company or any Employer; or

                        (iii) the conviction of, or plea of guilty or nolo contendere to, a felony.
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                                                                               4



Termination of the Executive for Cause shall be made by delivery to the Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a three-fourths majority of the non-employee Directors of the Company or of the ultimate parent of the entity which caused the Change in Control (if the Company has become a subsidiary) at a meeting of such Directors called and held for such purpose, after 30 days prior written notice to the Executive specifying the basis for such termination and the particulars thereof and a reasonable opportunity for the Executive to cure or otherwise resolve the behavior in question prior to such meeting, finding that in the reasonable judgment of such Directors, the conduct or event set forth in any of clauses (i) through (iii) above has occurred and that such occurrence warrants the Executive's termination.

                        (e) Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence, within the Term of this Agreement, of any of the following without the Executive's express written consent:

                        (i) after a Change of Control, any reduction in the
            Executive's base salary from that which was in effect immediately prior to the Change of Control, any reduction in the Executive's annual cash bonus below such bonus paid or payable in respect of the calendar year immediately prior to the year in which the Change of Control occurs, or any reduction in the Executive's aggregate annual cash compensation (including base salary and bonus) from that which was in effect immediately prior to the Change of Control; or

                        (ii) after a Change of Control, the failure to increase
            (within 12 months of the last increase in base salary) the Executive's salary in an amount which at least equals, on a percentage basis, the average percentage of increase in base salary effected in the preceding 12 months (which period may include some period of time prior to the Change of Control) for all senior executives of the Company (unless such reduction is offset by an increase in the amount of annual cash bonus that is paid to the Executive); or

                        (iii) any material and adverse diminution in the
            Executives' duties, responsibilities, status, position or authority with the Company or any of its affiliates following a Change of Control; or

                        (iv) any relocation of the Executive's primary workplace
            to a location that is more than 35 miles from the Executive's primary workplace as of the date of this Agreement or the Company's requiring the Executive to be based anywhere other than the location at which the Executive performed his duties prior to the commencement of the Term; or

                        (v) any failure by the Company to obtain from any
            successor to the Company an agreement reasonably satisfactory to the Executive to assume and perform this Agreement, as contemplated by
            Section 10(a) hereof.
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                                                                               5



Notwithstanding the foregoing, in the event Executive provides the Company with a Notice of Termination (as defined below) referencing this Section 3(e), the Company shall have 30 days thereafter in which to cure or resolve the behavior otherwise constituting Good Reason. Any good faith determination by Executive that Good Reason exists shall be presumed correct and shall be binding upon the Company.

                        (f) Notice of Termination. Any purported termination of the Executive's employment (other than on account of Executive's death) with an Employer shall be communicated by a Notice of Termination to the Executive, if such termination is by an Employer, or to an Employer, if such termination is by the Executive. For purposes of this Agreement, "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated. For purposes of this Agreement, no purported termination of Executive's employment with an Employer shall be effective without such a Notice of Termination having been given.

                        4. Compensation Upon Termination.

                        Subject to Section 9 hereof, if within two years of a Change in Control Transaction, the Executive's employment with an Employer shall be terminated in accordance with Section 3(a) (the "Termination"), the Executive shall be entitled to the following payments and benefits:

                        (a) Severance. The Company shall pay or cause to be paid
            to the Executive a cash severance amount equal to three times the sum of (i) the Executive's annual base salary on the date of the Change in Control (or, if higher, the annual base salary in effect immediately prior to the giving of the Notice of Termination) and
            (ii) the highest of the actual bonuses paid or payable to the Executive under the Company's annual incentive Compensation plan in any of the three consecutive fiscal years prior to the year in which the Change in Control occurs. This cash severance amount shall be payable in a lump sum calculated without any discount.

                        (b) Additional Payments and Benefits. The Executive
            shall also be entitled to:

                                    (i) a lump sum cash payment equal to the sum
                        of (A) the Executive's accrued but unpaid annual base salary through the date of Termination, (B) the unpaid portion, if any, of bonuses previously earned by the Executive pursuant to the Company's annual incentive compensation plan, plus the pro rata portion of (I) the Bonus or (II) if payable, the target bonus to be paid for the year in which the date of Termination occurs, in either case (calculated through the date of
                        Termination), and (C) an amount, if any, equal to compensation previously deferred (excluding any qualified plan deferral) and any accrued vacation pay,
                        in each case, in full satisfaction of Executive's rights thereto; and
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                                                                               6



                                    (ii) an annual benefit under the Company's
                        Supplemental Retirement Plan (the "SERP"), calculated based on 8 1/3 years of service and unreduced for early retirement thereunder; provided, however, that this provision does not entitle the Executive, if he did not previously participate in the SERP, to participate in such Plan absent the occurrence of the contemplated Change of Control; and

                                    (iii) unless otherwise provided under the
                        Key Man Supplemental Medical Plan, continued medical, dental, vision, and life insurance coverage (excluding accident, death, and disability insurance) for the Executive and the Executive's eligible dependents or, to the extent such coverage is not commercially available, such other arrangements reasonably acceptable to the Executive, on the same basis as in effect prior to the Change in Control or the Executive's Termination, whichever is deemed to provide for more substantial benefits, for a period ending on the earlier of (A) the end of the third anniversary of the date of the Executive's Termination (B) the commencement of comparable coverage by the Executive with a subsequent employer (the "Continuation Period"); and

                                    (iv) during the Continuation Period,
                        continuation of the Executive's perquisites, including the provision of an automobile and payment of all related expenses (including maintenance, other than gas), annual social and/or health club dues, and tax and financial planning services, as in effect immediately prior to the Change of Control; and

                                    (v) all other accrued or vested benefits in
                        accordance with the terms of the applicable plan (with an offset for any amounts paid under Section 4(b)(i)(C), above).

                        All lump sum payments under this Section 4 shall be paid within 10 business days after Executive's date of Termination; provided, however, that with respect to the SERP benefit set forth in Section 4(b)(ii), above, unless the Executive, during the ten day period after the Company signs any agreement that would, upon the consummation of the transactions contemplated therein, result in a Change of Control, elects to receive a lump sum payment equal to the present value of his SERP benefit (as calculated in Section 4(b)(ii) and otherwise in accordance with Exhibit A, as attached hereto), the Executive shall be entitled to receive the SERP benefit in installment payments (payable in accordance with the terms of the SERP), beginning upon the later to occur of
                        (i) the date on which the Executive achieves age 55 and
                        (ii) the date on which Executive's employment terminates in accordance with the terms hereunder.

                                    (c) Outplacement. If so requested by the
                        Executive, outplacement services shall be provided by a professional outplacement provider selected by
                        Executive; provided, however, that such outplacement services shall be provided the Executive at a cost to the Company of not more than fifteen (15) percent of
                        such Executive's annual base salary.
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                                                                               7


                                    (d) Withholding. Payments and benefits
                        provided pursuant to this Section 4 shall be subject to any applicable payroll and other taxes required to be withheld.


                        5. Compensation Upon Termination for Death, Disability
            or Retirement.

                        If an Executive's employment is terminated by reason of Death, Disability or Retirement prior to any other termination, Executive will receive:

                        (a) the sum of (i) Executive's accrued but unpaid salary
            through the date of Termination, (ii) the pro rata portion of the Executive's target bonus for the year of Executive's Death or Disability (calculated through the date of Termination), and (iii) an amount equal to any compensation previously deferred and any accrued vacation pay; and

                        (b) other accrued or vested benefits in accordance with
            the terms of the applicable plan (with an offset for any amounts paid under item (a)(iii), above.

                        6. Excess Parachute Excise Tax Payments.

                        (a) (i) If it is determined (as hereafter provided) that any payment or distribution by the Company or any Employer to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) by reason of being "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments; provided, however, if the Executive's Payment is, when calculated on a net-after-tax basis, less than $50,000 in excess of the amount of the Payment which could be paid to the Executive under Section 280G of the Code without causing the imposition of the Excise Tax, then the Payment shall be limited to the largest amount payable (as described above) without resulting in the imposition of any Excise Tax (such amount, the "Capped Amount").

                        (ii) Subject to the provisions of Section 6(a)(i)
hereof, all determinations required to be made under this Section 6, including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the nationally recognized firm of certified public accountants (the "Accounting Firm") used by the Company
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                                                                               8


prior to the Change in Control (or, if such Accounting Firm declines to serve, the Accounting Firm shall be a nationally recognized firm of certified public accountants selected by the Executive). The Accounting Firm shall be directed by the Company or the Executive to submit its preliminary determination and detailed supporting calculations to both the Company and the Executive within 15 calendar days after the Termination Date, if applicable, and any other such time or times as may be requested by the Company or the Executive. If the Accounting Firm determines that any Excise Tax is payable by the Executive and that the criteria for reducing the Payment to the Capped Amount (as described in Section 6(a)(i) above) is met, then the Company shall reduce the Payment by the amount which, based on the Accounting Firm's determination and calculations, would provide the Executive with the Capped Amount, and pay to the Executive such reduced Payment. If the Accounting Firm determines that an Excise Tax is payable, without reduction pursuant to Section 6(a)(i), above, the Company shall pay the required Gross-Up Payment to, or for the benefit of, the Executive within five business days after receipt of such determination and calculations. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall, at the same time as it makes such determination, furnish the Executive with an opinion that he has substantial authority not to report any Excise Tax on his/her federal, state, local income or other tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and the Executive absent a contrary determination by the Internal Revenue Services or a court of competent jurisdiction; provided, however, that no such determination shall eliminate or reduce the Company's obligation to provide any Gross-Up Payment that shall be due as a result of such contrary determination. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 6(a) hereof and the Executive thereafter is required to make a payment of any Excise Tax, the Executive shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Executive as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, the Executive within five business days after receipt of such determination and calculations.

                              (iii) The Company and the Executive shall each
provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by Section 6(a) hereof.

                              (iv) The federal, state and local income or other
tax returns filed by the Executive (or any filing made by a consolidated tax group which includes the Company) shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive. The Executive shall make proper payment of the amount of any Excise Tax, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his/her federal income tax return as filed with
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                                                                               9


the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive shall within five business days pay to the Company the amount of such reduction.

                              (v) The fees and expenses of the Accounting Firm
for its services in connection with the determinations and calculations contemplated by Sections 6(a)(ii) and (iv) hereof shall be borne by the Company. If such fees and expenses are initially advanced by the Executive, the Company shall reimburse the Executive the full amount of such fees and expenses within five business days after receipt from the Executive of a statement therefor and reasonable evidence of his/her payment thereof.

                        (b) In the event that the Internal Revenue Service claims that any payment or benefit received under this Agreement constitutes an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code, the Executive shall notify the Company in writing of such claim. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30 day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall (i) give the Company any information reasonably requested by the Company relating to such claim; (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and reasonably satisfactory to the Executive; (iii) cooperate with the Company in good faith in order to effectively contest such claim; and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including, but not limited to, additional interest and penalties and related legal, consulting or other similar fees) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for and against any Excise Tax or other tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

                        (c) The Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or other tax (including interest and penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that if the Executive is required to extend the statute of limitations to enable the Company to contest such claim, the Executive may limit this extension solely to such contested amount. The Company's control of the contest shall be limited to issues with respect to which a corporate deduction would be disallowed pursuant to Section 280G of the Code and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. In addition, no position may be taken nor any final resolution be agreed to by the Company without the Executive's consent if such position or resolution could reasonably be expected to adversely affect the Executive (including any other tax position of the Executive unrelated to matters covered hereby).

                        (d) If, after the receipt by the Executive of an amount advanced by the Company in connection with the contest of the Excise Tax claim, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto); provided, however, if the amount of that refund exceeds the amount advanced by the Company or it is otherwise determined for any reason that additional amounts could be paid to the Named Executive without incurring any Excise Tax, any such amount will be promptly paid by the Company to the named Executive. If, after the receipt by the Executive of an amount advanced by the Company in connection with an Excise Tax claim, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest the denial of such refund prior to the expiration of 30 days after such determination, such advance shall be forgiven and shall not be required to be repaid and shall be deemed to be in consideration for services rendered after the date of the Termination.

                        7. Expenses. In addition to all other amounts payable to the Executive under this Agreement, the Company shall pay or reimburse the Executive for legal fees (including without limitation, any and all court costs and attorneys' fees and expenses) incurred by the Executive in connection with or as a result of any claim, action or proceeding brought by the Company or the Executive with respect to or arising out of this Agreement or any provision hereof; provided, however, that in the case of an action brought by the Executive, the Company shall have no obligation for any such legal fees, if the Company is successful in establishing with the court that the Executive's action was frivolous or otherwise without any reasonable legal or factual basis.

                        8. Obligations Absolute; Non-Exclusivity of Rights; Joint Several Liability.

                        (a) The obligations of the Company to make the payment to the Executive, and to make the arrangements, provided for herein shall be absolute and unconditional and shall not be reduced by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or any third party at any time.

                        (b) Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any other Employer and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any agreements with the Company or any other Employer.

                        (c) Each entity included in the definition of "Employer" and any successors or assigns shall be joint and severally liable with the Company under this Agreement.

                        9. Not an Employment Agreement; Effect On Other Rights.

                        (a) This Agreement is not, and nothing herein shall be deemed to create, a contract of employment between the Executive and the Company. Any Employer may terminate the employment of the Executive at any time, subject to the terms of this Agreement and/or any employment agreement or arrangement between the Employer and the Executive that may then be in effect.

                        (b) With respect to any employment agreement with the Executive in effect immediately prior to the Change in Control, nothing herein shall have any effect on the Executive's rights thereunder; provided, however, that in the event of the Executive's termination of employment in accordance with Section 3 hereof, this Agreement shall govern solely for the purpose of providing the terms of all payments and additional benefits to which the Executive is entitled upon such termination and any payments or benefit provided thereunder shall reduce the corresponding type of payments or benefits hereunder. Notwithstanding the foregoing, in the event that the Executive's employment is terminated prior to the occurrence of a Change in Control under the circumstances provided for in Section 3(a)(ii) and such circumstances also entitle Executive to payments and benefits under any other employment or other agreement as in effect prior to the Change in Control ("Other Agreement"), then, until the Change in Control occurs, the Executive will receive the payments and benefits to which he/she is entitled under such Other Agreement. Upon the occurrence of the Change in Control, the Company will pay to the Executive in cash the amount to which he/she is entitled to under this Agreement (reduced by the amounts already paid under the Other Agreement) in respect of cash payments and shall provide or increase any other noncash benefits to those provided for hereunder (after taking into Account noncash benefits, if any, provided under such Other Agreement). Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any other Employer shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

                        (c) With respect to any limited stock appreciation rights ("LSARs") granted to the Executive pursuant to the Company's 1973 Stock Option Plan for Key Executives held, as of the date of this Agreement, by the Executive, the Executive hereby agrees to the cancellation of such LSARs in the event that the Change in Control contemplated hereunder is intended to be, and is otherwise, eligible for pooling-of-interests accounting treatment under APB No. 16.

                        10. Successors; Binding Agreement, Assignment.

                        (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business of the Company, by agreement to expressly, absolutely and unconditionally assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment with the Company or such successor for Good Reason immediately prior to or at any time after such succession. As used in this Agreement, "Company" shall mean (i) the Company as hereinbefore defined, and
(ii) any successor to all the stock of the Company or to all or substantially all of the Company's business or assets which executes and delivers an agreement provided for in this Section 10(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law, including any parent or subsidiary of such a successor.

                        (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's estate or designated beneficiary. Neither this Agreement nor any right arising hereunder may be assigned or pledged by the Executive.

                        11. Notice. For purpose of this Agreement, notices and all other communications provided for in this Agreement or contemplated hereby shall be in writing and shall be deemed to have been duly given when personally delivered, delivered by a nationally recognized overnight delivery service or when mailed United States certified or registered mail, return receipt requested, postage prepaid, and addressed, in the case of the Company, to the Company at:

                                    Hubbell Incorporated
                                    584 Derby Milford Road
                                    Orange, Connecticut  06477-4024
                                    Attention:  General Counsel

and in the case of the Executive, to the Executive at the address set forth on the execution page at the end hereof.

            Either party may designate a different address by giving notice of change of address in the manner provided above, except that notices of change of address shall be effective only upon receipt.

                        12. Confidentiality. The Executive shall retain in confidence any and all confidential information concerning the Company and its respective business which is now known or hereafter becomes known to the Executive, except as otherwise required by law and except information (i) ascertainable or obtained from public information, (ii) received by the

Executive at any time after the Executive's employment by the Company shall have terminated, from a third party not employed by or otherwise affiliated with the Company or (iii) which is or becomes known to the public by any means other than a breach of this Section 12. Upon the Termination of employment, the Executive will not take or keep any proprietary or confidential information or documentation belonging to the Company.

                        13. Miscellaneous. No provision of this Agreement may be amended, altered, modified, waived or discharged unless such amendment, alteration, modification, waiver or discharge is agreed to in writing signed by the Executive and such officer of the Company as shall be specifically designated by the Committee or by the Board of Directors of the Company. No waiver by either party, at any time, of any breach by the other party of, or of compliance by the other party with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a waiver of any similar or dissimilar provision or condition of this Agreement or any other breach of or failure to comply with the same condition or provision at the same time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

                        14. Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party hereto waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

                        15. Governing Law; Venue. The validity, interpretation, construction and performance of this Agreement shall be governed on a non-exclusive basis by the laws of the State of Connecticut without giving effect to its conflict of laws rules. For purposes of jurisdiction and venue, the Company and each Employer hereby consents to jurisdiction and venue in any suit, action or proceeding with respect to this Agreement in any court of competent jurisdiction in the state in which Executive resides at the commencement of such suit, action or proceeding and waives any objection, challenge or dispute as to such jurisdiction or venue being proper.

                        16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

                        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                  HUBBELL INCORPORATED



                                                  By:___________________________

                                                     Title:_____________________


                                                  ______________________________
                                                  Executive


                                                  _____________________________

                                                  ______________________________
                                                  Address

                                   EXHIBIT A

                                  ASSUMPTIONS


The assumptions to be used are those specified under Section 417(e) of the Internal Revenue Code of 186, as amended, which assumptions are the minimum lump sum factors permitted to be used for calculating pension benefits under qualified defined benefit plans.



Benefit: Lump sum payment of unreduced benefit deferred to age 55, increased to reflect the 50% joint and survivor form.


Mortality Rates:        The 1983 Group Annuity Mortality (1983 GAM) blend of 50%
                        male and 50% female rates.


Interest Rate:          10-year treasury rate on the first day of the fourth
                        quarter of the calendar year immediately prior to the date on which the Director retires or otherwise separates from Service.

Other:                  3% annual Social Security wage base increase.
                        2.5% annual CPI increase.
                        5% annual salary increase.

Qualified Plan
Offset: Amount actually payable at age 55 (or, if higher, the participants actual age as of the date of termination of employment).